UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2010

Tree.com, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC		28277
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On January 11, 2010, Tree.com, Inc. (the “Company”) announced it had settled certain intellectual property litigation and loan loss exposures related to stated income loans.    The Company anticipates it will record $16.3 million of charges in the fourth quarter of 2009 related to these matters and other litigation.  As indicated in its press release issued on January 11, 2010, the Company expects that the aggregate cash outflows for these matters will be $19.2 million.  Of this amount, $1.9 million was paid in the fourth quarter of 2009, and the Company anticipates $9.1 million will be paid in the first quarter of 2010, $5.9 million will be paid in the second quarter of 2010 and $1.1 million will be paid in each of the third and fourth quarters of 2010.  On January 11, 2010, the Company also announced its Board of Directors had approved a $10 million stock repurchase program.  A copy of the press release announcing these matters is filed as Exhibit 99 hereto.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99	Press Release dated January 11, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  January 15, 2010

TREE.COM, INC.

By:	/S/ MATTHEW PACKEY
Matthew Packey
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99	Press Release dated January 11, 2009